Exhibit 23.1

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 25, 2002 [except for notes 15(b) and (c) which are as of March 25, 2002] in the Post-Effective Amendment #2 to the Registration Statement (Form SB-2 No. 333-57296) and related Prospectus of Stockgroup Information Systems Inc. for the registration of 5,709,827 shares of its common stock.


                                                     /s/ ERNST & YOUNG LLP
Vancouver, Canada,
April 24, 2002.                                      Chartered Accountants